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                                                                   EXHIBIT 10.24


                          DIAMOND WALNUT GROWERS, INC.
                            1050 SOUTH DIAMOND STREET
                           STOCKTON, CALIFORNIA 95201

               7.35% Senior Notes, Series A, due December 1, 2013

                   Second Amendment to Note Purchase Agreement
                            dated as of July 17, 2001

                                                                     Dated as of
                                                                   April 8, 2005

TO EACH OF THE HOLDERS OF THE ABOVE NOTES
AS LISTED IN THE ATTACHED SCHEDULE A

Ladies and Gentlemen:

      DIAMOND GROWERS, WALNUT INC., a California corporation (the "Company"), intends to convert from an incorporated non-stock agricultural cooperative marketing association organized under the Food and Agricultural Code of the State of California to a Delaware corporation (the "Conversion"). The Conversion will be accomplished by merging the Company with and into Diamond Foods, Inc., a newly-formed Delaware corporation and wholly owned subsidiary of the Company (the "New Company"). The New Company intends to issue new equity in a public offering (the "Public Offering"). The Conversion will not occur unless the Public Offering is completed. The Conversion and the Public Offering may not take place under the Agreement described below without your consent and several amendments to the Agreement. In addition, the Company is requesting modification to certain of the Company's financial covenants in the Agreement.

      In consideration of the foregoing, the Company hereby agrees with you as follows:

      1. Note Purchase Agreement. Reference is hereby made to the Note Purchase Agreement dated as of July 17, 2001, as amended by the Amendment to Note Purchase Agreement dated as of December 1, 2004 (the "Agreement"), between the Company and you (or your predecessor in interest listed in Schedule A to the Agreement) pursuant to which the Company issued its 7.35% Senior Notes, Series A, due December 1, 2013, held by you. Certain capitalized terms used in this Amendment are defined in Schedule B to the Agreement.

      2. Consent and Amendments. Subject to the satisfaction of the conditions set forth in Section 5,

      (a) You consent to the Conversion.

      (b) As the context may require, all references in the Agreement and the Notes to "Diamond Walnut Growers, Inc., a California corporation" and similar phrases are hereby amended to be references instead to "Diamond Foods, Inc., a Delaware corporation" and correlative phrases.

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      (c) Section 5.1 of the Agreement is hereby amended in its entirety to read as follows:

      Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

      (d) Section 5.9 of the Agreement is hereby amended by (i) deleting the phrase "Company is taxed as a cooperative under Subtitle A., Chapter 1, Subchapter T, Section 1381 et seq. of the Code and the," (ii) deleting the last sentence thereof and (iii) adding the following sentence:

      The Company and its Subsidiaries have not been previously audited by the Internal Revenue Service except for the fiscal year ended July 31, 1998, which audit has been completed.

      (e) Section 5.15(a) of the Agreement is hereby amended by (i) deleting the date "May 1, 2001" and inserting in lieu thereof the date "April 8, 2005, and
(ii) adding the following sentence:

      The Company has delivered to you and each Other Purchaser all of the agreements to which the Company is a party pertaining to such Debt.

      (f) Exhibit 5.15 of the Agreement is hereby amended in its entirety to read as follows:

                               Description of Debt
                       of the Company and its Subsidiaries
                               as of April 8, 2005

      1. Master Loan Agreement entered into as of February 23, 2004 and amended and restated on March 21, 2005, between CoBANK, ACB ("CoBank"), and the Company, as supplemented by the Revolving Credit Supplement dated November 23, 2004 and the Revolving Term Loan Supplement dated February 23, 2004 (the "CoBank Agreement").

      2. Credit Agreement entered into as of December 2, 2004, between Bank of the West and the Company.

      (g) Section 9.5 of the Agreement is hereby amended to delete the second sentence thereof.

      (h) Section 10.2(a) of the Agreement is hereby amended by (i) deleting the phrase "incorporated non-stock marketing cooperative" and inserting the word "corporation" in lieu thereof and (ii) deleting clause (iii).

      (i) Section 10.3(b) of the Agreement is hereby amended in its entirety to read as

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follows:

      (b) Subject to compliance at all times with Section 10.7, liens on inventory in favor of producers of farm products arising under Section 55631 of the California Food and Agricultural Code;

      (j) Section 10.3(j) is hereby amended to read in its entirety as follows, and the current Sections 10.3(j) and (k) are hereby renumbered Sections 10.3(k) and (l), respectively:

      (j) any Lien on equity in CoBank required pursuant to the CoBank
Agreement;

      (k) Section 10.4(a) of the Agreement is hereby amended in its entirety to read as follows:

      (a) Limitation on Total Debt. The Company will not permit (i) the following ratio to exceed 3.75 to 1.00: (A) Total Debt, determined as of the end of each of the fiscal quarters ended on October 31, 2005, January 31, 2006 and April 30, 2006, to (B) EBITDA, calculated (I) as of October 31, 2005, as 4 times EBITDA for the fiscal quarter ending on such date, (II) as of January 31, 2006, as 2 times EBITDA for the two consecutive fiscal quarters ending on such date, and (III) as of April 30, 2006, as 1.3333 times EBITDA for the three consecutive fiscal quarters ending on such date; and (ii) the following ratio to exceed 3.00 to 1.00: (A) Total Debt at any time on or after July 31, 2006, to (B) EBITDA, calculated as any determination date for the most recent four consecutive fiscal quarters ending on or before such determination date.

      (l) Section 10.4 of the Agreement is hereby amended to add the following:

      (c) Interest Coverage. The Company will not permit the Interest Charges Coverage Ratio to be less than 3.00 to 1.00 (i) for the first fiscal quarter ending after the Effective Date, (ii) for the first two consecutive fiscal quarters ending after the Effective Date, (iii) for the first three consecutive fiscal quarters ending after the Effective Date, and (iv) for each four consecutive fiscal quarters thereafter.

      (m) Section 10.5 of the Agreement is hereby amended in its entirety to read as follows:

      Section 10.5. Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the sum of (a) 80% of Consolidated Net Worth as of the Effective Date plus (b) 50% of Consolidated Net Income, if positive, for each fiscal quarter ending after the Effective Date plus (c) 100% of the Net Proceeds Amount received by the Company from any Investment in the equity of the Company made after the Effective Date.

      (n) Section 10.7 of the Agreement is hereby amended in its entirety to read as follows:

      Section 10.7. Waiver of Producer's Lien; Inventory. The Company shall not at any time allow more than 2% of its accounts payable to walnut producers to be to walnut producers that have not given the Company written waivers substantially in the form of Exhibit 10.7 hereof of any liens such producers may have on the Company's inventory arising under Section 55631 of the California Food and Agricultural Code. Furthermore, the Company shall not at

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any time allow less than 50% of the its accounts payable to nut suppliers be to walnut suppliers.

      (o) Exhibit 10.7 of the Agreement is hereby amended in its entirety to read as follows:

      Waiver of Producer's Lien. Producer expressly waives the provisions of California Food and Agricultural Code Section 55631, which provides in part:

            "Every producer of any farm product that sells any product which is grown by him to any processor . . . has a lien upon such product and upon all processed or manufactured forms of such fm product for his labor, care, and expense in growing and harvesting such product."

The producer's lien under Section 55631 is a first priority lien on the farm product sold. A person waiving the benefits of Section 55631 would be in the position of a general creditor of the processor, instead of a secured creditor.

      (p) Section 10 of the Agreement is hereby amended by adding Section 10.9 thereto reading as follows:

      Section 10.9. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or incur any liability to declare or make, any Restricted Payment unless immediately after giving effect to such action, no Default or Event of Default would exist.

      (q) Clause (ii) of Section 1l(f) is hereby amended in its entirety to read as follows:

      (ii) (A) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or (B) any other condition exists and as a consequence of such condition such Debt may be or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or

      (r) The definition of "Consolidated Adjusted Net Worth" in Schedule B to the Agreement is hereby deleted in its entirety.

      (s) Schedule B to the Agreement is hereby amended to add the following definitions:

      "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP, provided that there shall be excluded any net income

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or gain (but not any net loss) during such period from any extraordinary items.

      "Consolidated Net Worth" means, at any time,

            (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and its Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP, minus

            (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      "Distribution" means, in respect of any corporation, association or other business entity:

            (a) dividends or other distributions or payments on capital stock or other equity interest of such corporation, association or other business entity (except distributions in such stock or other equity interest); and

            (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

      "EBIT" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges, (b) taxes imposed on or measured by income or excess profits,
(c) any Make-Whole Loan Amount paid by the Company pursuant to Section 4.2 of the Trust Agreement in connection with an Unscheduled Redemption of Preferred Securities and (d) non-cash share based expenses governed by FASB 123(R).

      "EBITDA" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of
(a) Interest Charges, (b) taxes imposed on or measured by income or excess profits, (c) any Make-Whole Loan Amount paid by the Company pursuant to Section
4.2 of the Trust Agreement in connection with an Unscheduled Redemption of Preferred Securities, (d) non-cash share based expenses governed by FASB 123(R)
(e) depreciation and (f) amortization.

      "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

      "Interest Charges" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP):

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      (a) all interest in respect of Debt of the Company and its Subsidiaries
      (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

            "Interest Charges Coverage Ratio" means, with respect to any period, the ratio of (a) EBIT for such period to (b) Interest Charges for such period.

            "Investment" means any investment, made in cash or by delivery of property, in any Person, whether by acquisition of stock, capital contribution or otherwise.

            "Net Proceeds Amount" means, with respect to any Investment in any Person, an amount equal to the difference of

                        (a) the aggregate amount of the consideration (valued at
            the Fair Market Value of such consideration at the time of the consummation of such Investment) received by such Person in respect of such Investment, minus

                        (b) all ordinary and reasonable out-of-pocket costs and
            expenses actually incurred by such Person in connection with such Investment.

            "Restricted Payment" means any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by the Company or another Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net hook value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

            (t) On and after the date hereof, each reference in the Agreement or the Notes to "this Agreement" or to "the Other Agreements" or the like shall mean "this Agreement" or "the Other Agreements" as amended hereby.

            3. Scope of Amendment. Except as specifically amended above, (a) the Agreement and the Other Agreements shall each remain in full force and effect and each is hereby ratified and confirmed and (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the holders of the Notes, nor constitute a waiver of any provision of the Agreement, the Notes or any other document, instrument or agreement constituting executed in connection therewith.

            4. Representations and Warranties. The Company hereby represents and warrants that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Section 2 above, the following will be true and correct on the Effective Date:

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            (a) No Default or Event of Default has occurred and is continuing, or would result from the change in the Company's name or status.

            (b) The Company has delivered to you and each Other Purchaser a copy of its Registration Statements on Forms S-1 and S-4, filed with the SEC on March 25, 2005 (the "Registration Statements"), relating to the Conversion and the Public Offering. The Agreement as amended by this Amendment, the Registration Statements and pro forma financials provided to you to date, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect.

            5. Effective Date. The Company shall give you at least 5 Business Days' prior written notice of the date on or before July 29, 2005, on which the Company would like the amendments in Section 2 to become effective (the "Effective Date"). Such amendments shall become effective on the Effective Date only upon the fulfillment to your satisfaction, prior to or on the Effective Date, of the following conditions.

               (a) The Conversion and the Public Offering have occurred.

               (b) The New Company received in the Public Offering net proceeds of at least $50,000,000.

               (c) The New Company has on the Effective Date a Consolidated
            Adjusted Net Worth of not less than $62,500,000.

               (d) The representations and warranties of the New Company in the
            Agreement as amended by this Amendment shall be true and correct as of the Effective Date.

               (e) The Company and the New Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or prior to the Effective Date, and after giving effect to the Conversion, no Default or Event of Default shall have occurred and be continuing.

               (f) The New Company shall have delivered to you an Officer's
            Certificate, dated the Effective Date, certifying that the conditions specified in Sections 5(a), (b), (c), (d) and (e) have been fulfilled.

               (g) You have received from the New Company, in form and substance reasonably satisfactory to you, its written assumption dated the Effective Date of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes (the "Assumption").

               (h) The New Company shall have delivered to you a certificate of its secretary certifying as to (i) the resolutions attached thereto of the Company and the New Company relating to the authorization, execution and delivery of this Amendment and the Assumption and approving the transactions contemplated by this Amendment and (ii) the organizational documents of the New Company.

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            (i) You shall have received certificates of good standing from the
      Secretaries of State of the States of Delaware and California indicating that the New Company is qualified to do business and in good standing in such jurisdictions.

            (j) You shall have received from nationally recognized independent counsel, or other independent counsel reasonably satisfactory to you, and in form and substance reasonably satisfactory to you, a legal opinion to the effect that (i) the Conversion has occurred, (ii) the Company and its Subsidiaries are corporations, duly organized, validly existing and in good standing, and (iii) this Amendment, the Agreement as amended by this ,4mendment and all agreements or instruments effecting the Assumption are enforceable against the New Company in accordance with their terms, comply with the terms of the Agreement as amended by this Amendment, and are in compliance with law and other agreements to which the Company and the New Company is a party.

            (k) If necessary or appropriate, a new Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

            (l) All corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

      6. Covenants

      (a) Cumulative Recourse Offered Preferred Shares. The Company agrees within 5 Business Days after the closing date of the Public Offering to (a) prepay the Loan under the Subordinated Loan Agreement in full pursuant to
Section 2.03 of the Subordinated Loan Agreement and (b) in connection with such repayment, effect under the Trust Agreement an Unscheduled Redemption of all issued and outstanding Preferred Securities.

      (b) Payment of Fees. Without limiting the provisions of Section 15.1 of the Agreement, the Company or the New Company shall pay the fees, charges and disbursements of your special counsel to the extent reflected in a statement or statements of such counsel rendered to the Company, within 30 days of receipt of such statements.

      (c) Modification Fee. The Company or the New Company shall pay you promptly after your execution of this Amendment a modification fee in the amount of 0.1% of the aggregate principal amount of the Notes held by you.

      7. Miscellaneous.

      (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

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      (b) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

      (c) Headings. Heading in this Amendment are for convenience of reference only and are not part of the substance hereof.

      (d) Equity in CoBank. Pursuant to the CoBank Agreement and the Bylaws of CoBank, the Company has equity in CoBank, and has granted CoBank a statutory first lien on all such equity. You hereby waive all defaults arising as a result of the grant of such first lien and the ownership of such equity in CoBank.

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      If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

      Very truly yours,

      DIAMOND WALNUT GROWERS, INC.

      By: /s/ Matt Connors
          ------------------------------------
          Name: Matt Connors
          Title: VP Finance - Controller

      The foregoing is hereby agreed to as of the date hereof.

      TEACHERS INSURANCE AND ANNUITY
          ASSOCIATION OF AMERICA

      By: /s/ Jeffrey A. Burian
          ------------------------------------
          Name: Jeffrey A. Burian
          Title: Director

      PRU & CO.
      By Prudential Investment Management, Inc., a general partner

      By: /s/ Mitchell W. Reed
          ------------------------------------
          Name: Mitchell W. Reed
          Title: Vice President

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                                   SCHEDULE A

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

PRU & CO.

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